UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2007
Osteotech, Inc.
(Exact name of registrant as specified in its charter)
0-19278
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	13-3357370 (I.R.S. Employer Identification No.)
51 James Way, Eatontown, New Jersey 07724
(Address of principal executive offices, with zip code)
(732) 542-2800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On November 1, 2007, the Board of Directors of Osteotech, Inc. (the “Company”) unanimously approved a motion to amend the Company’s bylaws to expand the form of ownership of shares of stock from “certificated” to “certificated or uncertificated.” The amendment was adopted in response to new rules issued by NASDAQ that require NASDAQ-listed companies to be eligible for a Direct Registration Program. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The new rule does not require issuers to actually participate in a Direct Registration Program or to eliminate physical stock certificates. However, listed securities must be “eligible” for such a program. The Company belives the adoption of this amendment permits its securities to be eligible for such a program.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

3.01	Fifth Amended and Restated Bylaws of Osteotech, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.
Date: November 7, 2007	By:	/s/ Mark H. Burroughs
Mark H. Burroughs,
Executive Vice President, Chief Financial Officer